Exhibit 99.4

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                      ANCHOR GLASS ACQUISITION CORPORATION

     It is hereby certified that:

                  1. The name of the corporation (hereinafter called the "corporation") is Anchor Glass Acquisition Corporation.

                  2. The Certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article FIRST:

                  "The name of the corporation (hereinafter called the "corporation") is Anchor Glass Container Corporation."

                  3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 342 of the General Corporation Law of the State of Delaware.


Signed on January  31, 1997

                                         /s/ John J. Ghaznavi
                                             John J. Ghaznavi, Chairman & CEO